\/  Please fold and detach card at perforation before mailing  \/


  FOR YOUR CONVENIENCE YOU MAY VOTE BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

To vote your shares by telephone, call toll free 1-888-221-0697. You will be prompted to enter the 14-digit control number on this proxy card. Follow the simple recorded instructions using this proxy card as a guide. If you vote by phone, you need not return the proxy card by mail.

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                             markman multifund trust

                  **** CONTROL NUMBER: 999 999 999 999 99 ****



                                                       PROXY FOR THE MEETING OF
                                                      SHAREHOLDERS TO BE HELD ON
                                                               DECEMBER 13, 2002
PORTFOLIO NAME PRINTS HERE
The undersigned,  revoking all Proxies heretofore given,  hereby appoints Robert
J. Markman, Judith E. Fansler and Richard W. London or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of the above-referenced Portfolio of Markman MultiFund Trust (the "Trust") that the undersigned is entitled to vote at the special meeting of shareholders of the Trust to be held at 10:00 a.m. (Eastern Time) on December 13, 2002 at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR "FOR" THE PROPOSAL IF NO CHOICE IS INDICATED.

                     \/       PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN
                               YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                                           Date _______________, 2002

                               -------------------------------------------------

                               -------------------------------------------------
                                    Signature(s) and Title(s), if applicable

                                                    NOTE: PLEASE SIGN EXACTLY AS
                                                    YOUR  NAME(S)  APPEAR(S)  ON
                                                    THIS PROXY. If joint owners,
                                                    EITHER may sign this  Proxy.
                                                    When  signing  as  attorney,
                                                    executor,     administrator,
                                                    trustee,     guardian,    or
                                                    custodian   for   a   minor,
                                                    please  give your full title
                                                    When  signing on behalf of a
                                                    corporation  or  as  partner
                                                    for  a  partnership,  please
                                                    give the full  corporate  or
                                                    partnership  name  and  your
                                                    title, if any.
                                                          \/
                                                                         MARKMAN






    \/ Please fold and detach card at perforation before mailing. \/

\/Please fill in box(es) as shown using black or blue ink or a number
   2 pencil. \/ [x]

                       PLEASE DO NOT USE FINE POINT PENS.



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


THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING:



To approve an Agreement and Plan of Reorganization whereby Markman Total
Return Portfolio, a series of the Trust, will (i) acquire all of the                    FOR       AGAINST      ABSTAIN
assets of the Portfolio referenced on the other side of this Proxy Card, a series of the Trust, and (ii) assume the liabilities of the Trust's
Portfolio referenced on the other side of this Proxy Card, substantially as described in the accompanying Prospectus/Proxy Statement.
                                                                                        |-|           |-|        |-|


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        IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING